EXHIBIT 1

JOINT FILING AGREEMENT

By this Agreement, the undersigned agree that this Statement on Schedule 13D being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the Common Stock, par value $1.00 per share of United Community Banks, Inc. is being filed on behalf of each of us.

DATED: April 11, 2011

CORSAIR GEORGIA, L.P.
By: Corsair IV Management GP, Ltd., its general partner

By:	/s/ Amy M. Soeda
Name: Amy M. Soeda
Title: Chief Financial Officer

CORSAIR IV MANAGEMENT GP, Ltd.

By:	/s/ Amy M. Soeda
Name: Amy M. Soeda
Title: Chief Financial Officer

CORSAIR IV FINANCIAL SERVICES CAPITAL PARTNERS, L.P.
By: Corsair IV Management, L.P., its general partner
By: Corsair Capital LLC, its general partner

By:	/s/ Amy M. Soeda
Name: Amy M. Soeda
Title: Chief Financial Officer

CORSAIR IV MANAGEMENT, L.P.
By: Corsair Capital LLC, its general partner

By:	/s/ Amy M. Soeda
Name: Amy M. Soeda
Title: Chief Financial Officer

CORSAIR CAPITAL LLC

By:	/s/ Amy M. Soeda
Name: Amy M. Soeda
Title: Chief Financial Officer

NICHOLAS B. PAUMGARTEN
/s/ Nicholas B. Paumgarten